As filed with the Securities and Exchange Commission on August 8, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

BIOTIME, INC.

(Exact Name of Registrant as Specified in its Charter)

California	94-3127919
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification No.)

1010 Atlantic Avenue, Suite 102

Alameda, California, 94501

(Address of Principal Executive Offices) (Zip Code)

2012 Equity Incentive Plan

(Full Title of the Plan)

Chase C. Leavitt

General Counsel & Corporate Secretary

BioTime, Inc.

1010 Atlantic Avenue, Suite 102

Alameda, California, 94501

(510) 521-3390

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [X]

Non-accelerated filer [ ]	Smaller reporting company [X]

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Shares, no par value per share	8,000,000	$1.02	$8,160,000	$989

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional common shares that becomes issuable under the 2012 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding common shares.

(2) Estimated in accordance with Rule 457(c) and Rule 457(h) solely for the purpose of calculating the registration fee. The maximum offering price per share and the maximum aggregate offering price are based upon the average of the high and low prices of the Registrant’s common shares reported on the NYSE American on August 5, 2019, which date is within five business days prior to filing this Registration Statement.

The Registration Statement shall become effective automatically upon filing in accordance with Rule 462(a) under the Securities Act.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 8,000,000 common shares of BioTime, Inc. (the “Registrant”) issuable under the 2012 Equity Incentive Plan for which registration statements of the Registrant on Form S-8 (File No. 333-192531, File No. 333-205661, and File No. 333-219204) are effective.

Pursuant to General Instruction E of Form S-8, the contents of the above-referenced prior registration statements are incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document which is incorporated by reference herein or therein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

a)	Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Commission on March 14, 2019 (as amended by Amendment No. 1 thereto filed with the Commission on April 30, 2019 and Amendment No. 2 thereto filed with the Commission on May 1, 2019).
b)	Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019, filed with the Commission on May 9, 2019 and August 8, 2019, respectively.
c)

Registrant’s Current Reports on Form 8-K filed with the Commission on January 4, 2019, February 14, 2019, February 22, 2019, March 1, 2019, March 8, 2019 (as amended by Amendment No. 1 thereto filed with the Commission on April 25, 2019), March 19, 2019, April 23, 2019, April 29, 2019, May 2, 2019, May 10, 2019, July 5, 2019, and July 30, 2019.

d)

The description of Registrant’s common shares in its registration statement on Form 8-A filed with the Commission on October 26, 2009 and any amendment or report filed with the Commission for the purpose of updating such description.

All documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, on the date hereof or after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual, quarterly or current report of Registrant or document that is not deemed filed under such provisions. Unless expressly incorporated into this Registration Statement, a report (or portion thereof) “furnished” on Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

		Incorporated by Reference
Exhibit Number	Description	Form	Exhibit	Date Filed	File Number	Filed Herewith
4.1	Restated Articles of Incorporation, as Amended	10-Q	3.1	5/10/2018	001-12830
4.2	Amended and Restated Bylaws	8-K	3.1	9/11/2018	001-37897
4.3	Specimen of Common Share Certificate	S-1		12/18/1991	033-44549
5.1	Opinion of Counsel					X
23.1	Consent of Counsel (included in Exhibit 5.1)					X
23.2	Consent of OUM & Co. LLP					X
24.1	Power of Attorney (included in the signature page to this Registration Statement)					X
99.1	2012 Equity Incentive Plan, as amended	S-8	4.1	7/15/2015	333-213551
99.2	2017 Amendment to 2012 Equity Incentive Plan	S-8	4.2	7/7/2017	333-219204
99.3	2019 Amendment to 2012 Equity Incentive Plan					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on August 8, 2019.

BIOTIME, INC.

By:	/s/ Brandi L. Roberts
Name:	Brandi L. Roberts
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brian M. Culley and Brandi L. Roberts, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Brian M. Culley	Chief Executive Officer and Director (Principal Executive Officer)	August 8, 2019
Brian M. Culley

/s/ Brandi L. Roberts	Chief Financial Officer (Principal Financial and Accounting Officer)	August 8, 2019
Brandi L. Roberts

/s/ Deborah Andrews	Director	August 8, 2019
Deborah Andrews

/s/ Don M. Bailey	Director	August 8, 2019
Don M. Bailey, Ph.D.

/s/ Neal C. Bradsher	Director	August 8, 2019
Neal C. Bradsher

/s/ Stephen C. Farrell	Director	August 8, 2019
Stephen C. Farrell

/s/ Alfred D. Kingsley	Director	August 8, 2019
Alfred D. Kingsley

/s/ Michael H. Mulroy	Director	August 8, 2019
Michael H. Mulroy

/s/ Angus C. Russell	Director	August 8, 2019
Angus C. Russell